Exhibit 8

                   Consent of Sutherland, Asbill & Brennan LLP


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                                S.A.B. letterhead

                                        December 19, 1997

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
201 Highland Avenue
Largo, Florida  33770

               RE:    WRL Series Life Account
                      FILE NO. 33-31140

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectuses for the WRL Freedom Equity Protector contained in Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 (File No. 33-31140) of the WRL Series Life Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                SUTHERLAND, ASBILL & BRENNAN LLP


                                By: /s/ STEPHEN E. ROTH
                                    -----------------------
                                    Stephen E. Roth